UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
EXTERRAN CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION AND TIME OF
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2020

To our Shareholders:

Due to continued public health concerns related to the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders and employees and the public generally, we are providing notice that Exterran Corporation has changed the location and time of its 2020 Annual Meeting of Shareholders. The Annual Meeting will now be held on Friday, May 8, 2020, at 1:00 P.M. Central Daylight Time in a virtual-only format. You will not be able to attend the Annual Meeting in person.

Accessing the Meeting. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/EXTN2020. To login to the Meeting, you will be required to provide the 16-digit control number found on the notice, your proxy card or voting instruction form that accompanied the proxy materials you previously received. Once admitted to the Annual Meeting, you may submit questions and vote by following the instructions that will be available on the virtual meeting website. If you do not have a control number, you may attend the Meeting as a guest but will not have the option to vote or participate during the Meeting. You are encouraged to log into the Meeting website and access the webcast before the Meeting’s start time.

Voting Your Shares. If you were a shareholder of record at the close of business on March 9, 2020 and have your control number, you may vote your shares prior to the virtual Annual Meeting by following the instructions included in the Proxy Statement, or during the Annual Meeting by following the instructions available on the Annual Meeting website.

Other Information. The Company will make available, through electronic means, a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the electronic stockholder list during this time, please send your request, and proof of ownership, by email to investor.relations@exterran.com. The list of shareholders of record as of the record date will be made available for inspection by shareholders during the Annual Meeting through the virtual meeting website.

The proxy card included with the proxy materials and the voting instructions from your broker, bank, trustee or other nominee will not be updated to reflect the change in location and time of the Annual Meeting. You may continue to use the proxy card or voting instructions to vote your common stock in connection with the Annual Meeting.

It is important that you read the proxy materials we previously distributed, and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,
Valerie L. Banner
Senior Vice President, General Counsel and Corporate Secretary
Exterran Corporation
Houston, Texas
April 14, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2020

Our Proxy Statement and Annual Report are available to our shareholders electronically via the Internet. On or about March 18, 2020, we mailed most of our shareholders a Notice, containing instructions on how to access the Proxy Statement and our Annual Report over the Internet and Vote by Internet or telephone. Shareholders may access the proxy materials at www.exterran.com or www.proxyvote.com or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Exterran Corporation to Hold Virtual-Only 2020 Annual Meeting of Shareholders

HOUSTON, April 14, 2020 (GLOBE NEWSWIRE) -- Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced that due to continued public health concerns related to the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders and employees and the public generally, the Company has changed the location and time of its 2020 Annual Meeting of Shareholders.

The Annual Meeting will now be held on Friday, May 8, 2020, at 1:00 P.M. Central Daylight Time in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person. The Company expects the modification to the Annual Meeting format to be effective for this year only and to revert back to an in-person annual meeting in future years after public health conditions have improved.

Shareholders at the close of business on March 9, 2020 will be able to access the Annual Meeting at www.virtualshareholdermeeting.com/EXTN2020. To login to the meeting, shareholders must enter the 16-digit control number found on their notice, proxy card or voting instruction form that accompanied the previously received proxy materials. Once admitted, shareholders may submit questions and vote during the meeting by following the instructions that will be available on the virtual meeting website. Shareholders without a control number may attend the meeting as guests, but will not have the option to vote or participate during the meeting. Shareholders are encouraged to log into the meeting website and access the webcast before the meeting’s start time. For additional information regarding accessing and participating in the Annual Meeting, please refer to the Company’s supplemental proxy materials filed with the Securities and Exchange Commission on April 14, 2020.

The Company will make available, through electronic means, a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the electronic shareholder list during this time, a request and proof of ownership should be sent by email to investor.relations@exterran.com. The list of shareholders of record as of the record date will be made available for inspection by shareholders during the Annual Meeting through the virtual meeting website.

The proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, Exterran urges shareholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com